UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/18/2006

Valero Energy Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13175

Delaware	74-1828067
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Valero Way
San Antonio, Texas
(Address of principal executive offices, including zip code)

(210) 345-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On January 18, 2006, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Valero Energy Corporation (the "Company") approved certain compensation arrangements for each of the Company's "named executive officers" (as defined in Item 402(a)(3) of Regulation S-K). On January 19, 2006, the independent directors of the Board ratified and approved the compensation arrangements payable to the Company's Chief Executive Officer. In addition, a new non-employee director was elected to the Board on January 19, 2006, making him eligible to participate in the Company's compensation arrangements for non-employee directors. These compensation arrangements are described below.

Incentive Bonus. The Committee (and the independent directors of the Board with respect to the CEO) approved incentive bonus awards for 2005 for each of the Company's named executive officers pursuant to the terms of the Valero Energy Corporation Annual Bonus Plan (the "Bonus Plan").

Performance Share Awards. The Committee (and the independent directors of the Board with respect to the CEO) approved awards of performance shares for each of the Company's named executive officers pursuant to the terms of the Company's 2005 Omnibus Stock Incentive Plan (the "OSIP"). The performance shares are payable in shares of the Company's common stock, $.01 par value ("Common Stock"). The performance shares vest annually in one-third increments beginning on the first anniversary of their grant date. Upon vesting, the performance shares are converted into a number of shares of Common Stock based upon the Company's total shareholder return during rolling three-year periods that end on December 31 of each year following the date of grant. At the end of each performance period, the Company's total shareholder return is compared to its peer group and is ranked by quartile. Holders of the performance shares then earn 0 percent, 50 percent, 100 percent or 150 percent of that portion of the initial grant that is vesting, depending upon whether the Company's total shareholder return is in the last, third, second or first quartile, respectively; holders earn 200 percent if the Company is the highest ranking entity in the peer group.

Compensation Arrangements for New Non-Employee Director. Irl F. Engelhardt was elected to the Board on January 19, 2006. Accordingly, he is eligible to receive equity compensation grants from the Company pursuant to the terms of the Company's (i) Restricted Stock Plan for Non-Employee Directors ("NED RS Plan"), and (ii) Non-Employee Director Stock Option Plan ("NED SO Plan"). In addition, he is entitled to the non-employee director fees generally payable to the Company's non-employee directors. The foregoing compensation arrangements are further described on pages 6 and 7 of the Company's proxy statement for the 2005 annual meeting of stockholders (file no. 1-13175, filed March 26, 2005) under the caption "Compensation of Directors," and that information is hereby incorporated by reference into this Current Report.

Note. The forms of agreements filed as exhibits to this Current Report - together with the OSIP, the Bonus Plan, the NED RS Plan, the NED SO Plan and the disclosures stated above - contain the material terms and conditions for participation in the compensation arrangements described in this Item. In reliance on Instruction 1 to Item 601(b)(10) of Regulation S-K, the Company is not filing each individual's personal arrangement under the plans.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 19, 2006, Irl F. Engelhardt was elected to the Board. Mr. Engelhardt will serve on the Board's Audit Committee and Executive Committee.

Item 9.01.    Financial Statements and Exhibits

(c)         Exhibits.

        10.01        Valero Energy Corporation 2005 Omnibus Stock Incentive Plan, as amended and restated effective October 1, 2005 - incorporated by reference to Exhibit 10.01 to the Company's Current Report on Form 8-K, dated October 20, 2005, and filed October 26, 2005.

        *10.02        Form of Performance Award Agreement.

        10.03        Valero Energy Corporation Annual Bonus Plan - incorporated by reference to Exhibit 10.01 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

        *10.04        Amendment dated January 1, 2006 to the Valero Energy Corporation Annual Bonus Plan.

        10.05        Form of Restricted Stock Agreement for non-employee directors - incorporated by reference to Exhibit 10.03 to the Company's Current Report on Form 8-K dated March 10, 2005, and filed March 16, 2005.

        10.06        Form of Stock Option Agreement for non-employee directors - incorporated by reference to Exhibit 10.04 to the Company's Current Report on Form 8-K dated March 10, 2005, and filed March 16, 2005.

        10.07        Valero Energy Corporation Restricted Stock Plan for Non-Employee Directors, as amended and restated effective March 10, 2005 - incorporated by reference to Exhibit 10.01 to the Company's Current Report on Form 8-K dated March 10, 2005, and filed March 16, 2005.

        10.08        Valero Energy Corporation Non-Employee Director Stock Option Plan, as amended and restated effective March 10, 2005 - incorporated by reference to Exhibit 10.02 to the Company's Current Report on Form 8-K dated March 10, 2005, and filed March 16, 2005.

_________

* filed herewith

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valero Energy Corporation

Date: January 20, 2006	By:	/s/ Jay D. Browning
Jay D. Browning
Vice President and Secretary

Exhibit Index

Exhibit No.	Description
EX-10.02	Form of Performance Award Agreement
EX-10.04	Amendment to Bonus Plan